EXHIBIT 1.1

EXECUTION COPY

7,596,685 Shares

XOMA Corporation

Common Stock

UNDERWRITING AGREEMENT

August 19, 2013

COWEN AND COMPANY, LLC
As Representative of the Several Underwriters,
599 Lexington Avenue,
 New York, N.Y. 10022

Dear Sirs:

1.            Introductory.  XOMA Corporation, a Delaware corporation (“Company”), agrees with the several Underwriters named in Schedule A hereto (“Underwriters”) to issue and sell to the several Underwriters 7,596,685 shares (“Firm Securities”) of its common stock, par value $0.0075 per share (“Securities”) and also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 1,139,502 additional shares (“Optional Securities”) of its Securities as set forth below.  The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”.

2.            Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, the several Underwriters that:

(a)            Filing and Effectiveness of Registration Statement; Certain Defined Terms.  The Company has filed with the Commission a registration statement on Form S-3 (No. 333-183486), including a related prospectus or prospectuses, covering the registration of the Offered Securities under the Act, which has become effective.  “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified.  “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time.  For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

For purposes of this Agreement:

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 8:00 P.M. (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” of the Registration Statement relating to the Offered Securities means the time of the first contract of sale for the Offered Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange and the NASDAQ Stock Market (“Exchange Rules”).

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and all 430B Information and all 430C Information with respect to the Registration Statement, that in any case has not been superseded or modified at that time.  For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(b)            Compliance with Securities Act Requirements.  (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Offered Securities and (D) on the Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(c)            Shelf Registration Statement.  The Registration Statement is effective under the Act and no stop order preventing or suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the Commission.  At the time the Registration Statement was filed with and declared effective by the Commission, the Company was eligible to register the Securities on Form S-3 promulgated under the Act, and as of the date hereof, remains eligible to use the Registration Statement pursuant to General Instruction I.B.1 of Form S-3.  The date of this Agreement is not more than three years subsequent to the initial effective time of the Registration Statement.  If, immediately prior to the third anniversary of the initial effective time of the Registration Statement, any of the Offered Securities remain unsold by the Underwriters, the Company will prior to that third anniversary file, if it has not already done so, a new shelf registration statement relating to the Offered Securities, in a form satisfactory to the Representative, will use its reasonable best efforts to cause such registration statement to be declared effective within 180 days after that third anniversary, and will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the expired registration statement relating to the Offered Securities.  References herein to the Registration Statement shall include such new shelf registration statement.

(d)            Ineligible Issuer Status.  (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Offered Securities and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Securities, all as described in Rule 405.

(e)            General Disclosure Package.  As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time and the preliminary prospectus supplement, dated August 19, 2013, including the base prospectus, dated September 7, 2012, (which is the most recent Statutory Prospectus distributed to investors generally), and the other information, if any, stated in Schedule B to this Agreement, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.  The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering of the Securities other than any Statutory Prospectus, the Final Prospectus and other materials, if any, permitted under the Act.

(f)             Incorporated Documents.  The documents incorporated by reference into the Registration Statement, the General Disclosure Package and the Final Prospectus, when such incorporated documents became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference into the Registration Statement, the General Disclosure Package and the Final Prospectus, when such incorporated documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g)            Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representative and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(h)            Good Standing of the Company.  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the General Disclosure Package.  The Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or to be in good standing would not have a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, rights, operations, earnings, business, management or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(i)             Subsidiaries.  Each subsidiary of the Company, as listed in Schedule C hereto (collectively, the “Subsidiaries”), has been duly incorporated or organized and is validly existing as a corporation or other legal entity in good standing under the laws of the jurisdiction of its incorporation or organization, with all power and authority to own or lease its properties and conduct its business as described in the General Disclosure Package.  Each Subsidiary is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or to be in good standing would not have a Material Adverse Effect.  All of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable.  The capital stock of each Subsidiary is wholly owned by the Company or another Subsidiary free and clear of all liens, encumbrances, equities and claims.  No options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.  The Subsidiaries are the only subsidiaries, direct or indirect, of the Company.

(j)             Offered Securities.  The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package and the Final Prospectus; all outstanding shares of capital stock of the Company are, validly issued, fully paid and nonassessable and conform in all material respects to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus; when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable and will conform to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus; the stockholders of the Company have no preemptive rights with respect to the Securities; none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder; and the form of certificates for the Offered Securities conforms to the corporate law of the jurisdiction of the Company’s incorporation.

(k)            No Finder’s Fee.  Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee, or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(l)              Registration Rights.  Neither the filing of the Registration Statement nor the offering or sale of the Offered Securities as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Securities under the Act.  No holders of securities of the Company have rights to the registration of such securities under the Registration Statement that have not been waived.

(m)           Listing.  The Securities are registered pursuant to Section 12(b) of the Exchange Act and listed on The NASDAQ Global Market; the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Securities under the Exchange Act or delisting the Securities from The NASDAQ Global Market, nor has the Company received any notification that the Commission or the Financial Industry Regulatory Authority, Inc. (“FINRA”) is contemplating terminating such registration or listing; no consent, approval, authorization or order of, or filing, notification or registration with, The NASDAQ Global Market is required for the listing and trading of the Offered Securities on The NASDAQ Global Market that will not have been obtained or filed as of the Closing Date; and no approval of the stockholders of the Company under the rules and regulations of The NASDAQ Global Market is required for the Company to issue and deliver the Offered Securities.

(n)            Absence of Further Requirements.  Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be necessary to qualify the Offered Securities for public offering by the Underwriters under state securities laws) has been obtained or made and is in full force and effect.

(o)            Absence of Defaults and Conflicts Resulting from Transaction.  The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any contract, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of the Subsidiaries is a party, or of the charter or by-laws of the Company or any order, rule or regulation applicable to the Company or any of the Subsidiaries of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction; except for any such contraventions that would not, individually or in the aggregate, have a Material Adverse Effect.

(p)            Absence of Existing Defaults and Conflicts.  Neither the Company nor any of the Subsidiaries is in violation of its respective charter or by-laws (or other governing documents) or in default (or with the giving of notice or lapse of time would be in default) under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and which default has had or is reasonably expected to have a Material Adverse Effect.

(q)            Anti-Takeover Provisions.  The Company and its Board of Directors (the “Board”) have taken all necessary action, if any, to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter or the laws of the State of Delaware that is or could become applicable as of result of the Company’s issuance of the Offered Securities hereunder.

(r)             Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and the Agreement constitutes a valid, legal, and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally, and subject to general principles of equity.  The Company has full power and authority to enter into this Agreement and to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

(s)            Title to Property.  The Company and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the General Disclosure Package and the Final Prospectus, including the financial statements contained therein, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the General Disclosure Package and the Final Prospectus) or which are not material in amount.  The Company and the Subsidiaries occupy their material leased properties under valid and binding leases conforming in all material respects to the descriptions thereof set forth in the General Disclosure Package and the Final Prospectus with no terms or provisions that would materially interfere with the use made or to be made thereof by them.

(t)             Possession of Intellectual Property.  The Company and each of the Subsidiaries owns, licenses, or otherwise has sufficient rights in all U.S. and foreign patents and patent applications, trademarks, service marks, tradenames, copyrights, trade secrets, domain names and other proprietary rights currently necessary for the conduct of all material aspects of its respective business as currently carried on and as proposed to be carried on as described in the General Disclosure Package and the Final Prospectus (collectively and together with any applications or registrations for the foregoing, the “Intellectual Property”).  Except as specifically described in the General Disclosure Package and the Final Prospectus, (i) no third parties have obtained rights to any such Intellectual Property from the Company, other than licenses granted in the ordinary course and those that would not have a Material Adverse Effect, and no third party has, or to the Company’s knowledge has alleged it has, any ownership or other rights in or to such Intellectual Property, except those rights held by third parties who have granted the Company a license or covenant not to sue thereto or under licenses granted by the Company in the ordinary course; (ii) to the Company’s knowledge, there is no infringement or misappropriation by third parties of any such Intellectual Property which could reasonably be expected to have a Material Adverse Effect; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or any Subsidiary’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a basis for any such claim, except for any such action, suit, proceeding or claim which could not reasonably be expected to have a Material Adverse Effect; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability, or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a basis for any such claim, except for any such action, suit, proceeding or claim which could not reasonably be expected to have a Material Adverse Effect; (v) there is no prior art of which the Company is aware that could reasonably be deemed to render any issued U.S. patent held by the Company invalid or any pending U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office; and (vi) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company’s, or any of the Subsidiaries’, products, product candidates, or services as described in the General Disclosure Package and the Final Prospectus infringes, misappropriates, or otherwise violates, or would infringe upon, misappropriate or otherwise violate, any patent, trademark, copyright, trade secret or other proprietary right of others, and the Company is unaware of any facts which would form a basis for any such claim, except for any such action, suit, proceeding or claim which could not reasonably be expected to have a Material Adverse Effect.  None of the technology employed by the Company has been obtained or, to the knowledge of any of the officers of the Company, is being used by the Company in violation of any contractual obligation binding on the Company or in violation of the rights of any person or third party.  The Company is not aware of any allegations that any of its employees are in or have ever been in violation of any employment contract, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where such violation relates to such employee’s breach of a confidentiality obligation, obligation to assign to the company Intellectual Property, or obligation not to use third party Intellectual Property or other proprietary rights on behalf of the Company.

(u)            Possession of Licenses and Permits.  The Company and each of the Subsidiaries has all material licenses, certifications, permits, franchises, approvals, clearances and other regulatory authorizations (“Permits”) from governmental authorities as are necessary to conduct its businesses as currently conducted and to own, lease and operate its properties in the manner described in the General Disclosure Package and the Final Prospectus.  There is no claim, proceeding or controversy, pending or, to the knowledge of the Company or any of the Subsidiaries, threatened, involving the status of or sanctions under any of the Permits which could reasonably be expected to have a Material Adverse Effect.  The Company and each of the Subsidiaries has fulfilled and performed all of its material obligations with respect to the Permits, and no event has occurred which allows, or after notice or lapse of time would allow, the revocation, termination, modification or other impairment of the rights of the Company or any of the Subsidiaries under such Permit which could reasonably be expected to have a Material Adverse Effect.

(v)            Absence of Labor Dispute.  No labor problem or dispute with the employees of the Company or any of the Subsidiaries exists or, to the Company’s knowledge, is threatened or imminent that could reasonably be expected to have a Material Adverse Effect.

(w)           Accurate Disclosure.  The statements in the General Disclosure Package and the Final Prospectus under the heading “Description of Capital Stock” are true and correct in all material respects and in the Company’s Annual Report on Form 10-K incorporated by reference into the Registration Statement, the General Disclosure Package and the Final Prospectus under the captions “Business—Regulatory” and “Business—Patents and Trade Secrets,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.  All of the Offered Securities conform in all material respects to the description thereof contained in the General Disclosure Package and the Final Prospectus.  There are no statutes, regulations, contracts or other documents (including, without limitation, any voting agreement) that are required to be described in the Registration Statement, the General Disclosure Package or the Final Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.  Neither the Company nor any of the Subsidiaries has sent or received any notice indicating the termination of or intention to terminate any of the contracts or agreements referred to or described in the Registration Statement, the General Disclosure Package or the Final Prospectus, or filed as an exhibit to the Registration Statement, and no such termination has been threatened by the Company, any Subsidiary or any other party to any such contract or agreement.

(x)             Statistical and Market-Related Data.  Any statistical, industry-related and market-related data included in, or incorporated by reference into, the Registration Statement, a Statutory Prospectus or the General Disclosure Package are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate.

(y)            Forward-Looking Statements.  The information contained in the Registration Statement, the General Disclosure Package and the Final Prospectus regarding the Company’s expectations, plans and intentions, and any other information that constitutes “forward-looking” information within the meaning of the Act and the Exchange Act were made by the Company on a reasonable basis and reflect the Company’s good faith belief and/or estimate of the matters described therein.

(z)             FINRA Affiliations.  To the Company’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater security holders, except as set forth in the Registration Statement, the General Disclosure Package or the Final Prospectus.

(aa)          Absence of Manipulation.  Neither the Company, nor to the Company’s knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Securities to facilitate the sale or resale of the Offered Securities.  The Company acknowledges that the Underwriters may engage in passive market making transactions in the Offered Securities on The NASDAQ Global Market in accordance with Regulation M under Exchange Act.

(bb)        Compliance with Sarbanes-Oxley.  The Company and the Board are in compliance with Sarbanes-Oxley and all applicable Exchange Rules.  There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the executive officers or directors of the Company or any of their respective family members, except as disclosed in the General Disclosure Package and the Final Prospectus.  The Company has not directly or indirectly extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.

(cc)          Internal Controls.  The Company maintains a system of internal accounting controls, including, but not limited to, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”), that comply with the Securities Laws and sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Internal Controls are, or upon consummation of the offering of the Offered Securities will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules.  The Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 90 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect.

(dd)         Disclosure Controls.  The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a−15(e) and 15d−15(e) of the Exchange Act; the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non−financial) required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations of the Commission, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

(ee)          Exchange Act Reporting.  The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act

(ff)            Financial Statements.  The consolidated financial statements of the Company and the Subsidiaries, together with the related notes and schedules, as set forth in or incorporated by reference into the Registration Statement and the General Disclosure Package, present fairly in all material respects the financial position and the results of operations and cash flows of the Company and the consolidated Subsidiaries, at the indicated dates and for the indicated periods.  Such financial statements and related schedules have been prepared in accordance with U.S. generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made.  The summary financial and statistical data included in, or incorporated by reference into, the Registration Statement and the Disclosure Package present fairly in all material respects the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company.

(gg)         Auditor Independence.  Ernst & Young LLP, which has certified certain financial statements of the Company and delivered its opinion with respect to the audited financial statements and schedules included in, or incorporated by reference into, the Registration Statement and the General Disclosure Package, is an independent registered public accounting firm with respect to the Company within the meaning of the Act and the Rules and Regulations.

(hh)         Litigation.  There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company, any of the Subsidiaries or any of their respective properties before any court or administrative agency or otherwise (1) that is required to be described in the Registration Statement or the Disclosure Package and is not so described or (2) which, if determined adversely to the Company or any of the Subsidiaries, could reasonably be expected to have a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby, except as set forth in the Registration Statement and the Disclosure Package.

(ii)            Insurance.  The Company and each of the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as are prudent for the conduct of their respective businesses and the value of their respective properties and customary for companies engaged in similar industries.  All policies of insurance insuring the Company or any Subsidiary or any of their respective businesses, assets, employees, officers and directors are in full force and effect, and the Company and the Subsidiaries are in compliance with the terms of such policies in all material respects.  There are no claims by the Company or any Subsidiary under any such policy or instrument as to which an insurance company is denying liability or defending under a reservation of rights clause.

(jj)            No Material Adverse Change in Business.  Since the end of the period covered by the latest audited financial statements included in the General Disclosure Package, there has not been any material adverse change which has had or is reasonably likely to have a Material Adverse Effect, and there has not been any material transaction entered into or any material transaction that is contemplated of being entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the General Disclosure Package.  The Company and the Subsidiaries have no material contingent obligations that are not disclosed in the Company’s consolidated financial statements in, or incorporated by reference into, the Registration Statement and the General Disclosure Package.  Except as disclosed in or contemplated by the General Disclosure Package, there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and the Subsidiaries.

(kk)         Investment Company Act.  Neither the Company nor any of the Subsidiaries is, nor after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package will be, an “investment company” within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(ll)            Regulatory Compliance.  The conduct of business by the Company and each of the Subsidiaries complies, and at all times has complied, in all material respects with federal, state, local and foreign laws, statutes, ordinances, rules, regulations, decrees, orders, Permits and other similar items (“Laws”) applicable to its business, including, without limitation:  (a) the U.S. Food, Drug and Cosmetic Act (“FDCA”) (21 U.S.C. § 301 et seq.), the Public Health Services Act (“PHSA”) ( 42 U.S.C. § 262), the regulations promulgated pursuant to such laws, each as may be amended from time to time, and similar federal, state, local and foreign Laws; (b) the Occupational Safety and Health Act, the Environmental Protection Act, the Toxic Substance Control Act and similar federal, state, local and foreign Laws applicable to hazardous or regulated substances and radioactive or biologic materials; (c) the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the Stark Law (42 U.S.C. §§ 1395nn), any applicable state fraud and abuse prohibitions, including those that apply to all payors (governmental, commercial insurance and self-payors), the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the civil monetary penalty laws (42 U.S.C. § 1320a-7a), the Program Fraud and Civil Remedies Act (31 U.S.C. § 3801 et seq.), the criminal false claims statutes (e.g., 18 U.S.C. §§ 287 and 1001), the exclusion laws (42 U.S.C. § 1320a-7), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), as amended by the Health Information, Technology for Economic and Clinical Health Act of 2009, the exclusion laws (42 U.S.C. 1320a-7), any federal or state billing or reimbursement laws or related guidance issued by the Centers for Medicare & Medicaid Services or any applicable state Medicaid agency, and any comparable state or local laws, and the regulations promulgated pursuant to such laws, each as amended from time to time; and (d) licensing, permitting, authorizing, approving and certification Laws covering any aspect of the business of the Company or any of the Subsidiaries.  Neither the Company nor any of the Subsidiaries has received any notification asserting, or has knowledge of, any present or past failure to comply with or violation of any such Laws nor has the Company nor any of the Subsidiaries received any notification of proceedings relating to the revocation or modification of any license, permit, approval, certification, authorization or other governmental license.  Except to the extent disclosed in the General Disclosure Package, the pending and completed clinical, pre-clinical and other studies, tests and research conducted by the Company or any of the Subsidiaries or on behalf of the Company or any of the Subsidiaries that are disclosed in the General Disclosure Package, if still pending, are and, if completed, were conducted in compliance, in all material respects, with, to the extent applicable, the FDCA and the regulations and guidelines promulgated thereunder, including Title 21 of the Code of Federal Regulations, and other U.S. Food and Drug Administration (“FDA”) regulations and guidelines governing clinical studies, current good laboratory practices and good clinical practices, the International Conference on Harmonisation Guidelines, the protocols submitted to the FDA, and applicable institutional review board and independent ethics committee requirements; the drug substances used in the clinical trials have been manufactured under current Good Manufacturing Practices; the descriptions of the preclinical and clinical studies and results thereof, conducted by or, on behalf of the Company or any of the Subsidiaries contained in the General Disclosure Package are accurate and complete in all material respects; neither the Company nor any of the Subsidiaries are in receipt of any written communications from the FDA or any foreign, state or local governmental body exercising comparable authority that reasonably call into question the results of the studies described or referred to in the General Disclosure Package; and neither the Company nor any of the Subsidiaries have received any notice or correspondence from the FDA or any foreign, state or local governmental body exercising comparable authority requiring the termination, suspension, or clinical hold of any tests or preclinical or clinical studies, or such written notice or correspondence from any Institutional Review Board or comparable authority requiring the termination or suspension of a clinical study, conducted by or on behalf of the Company or any of the Subsidiaries, which termination, suspension, or clinical hold would reasonably be expected to have a Material Adverse Effect.  No filing or submission to the FDA or any other regulatory body, to the knowledge of the Company, contains any material omission or, material false information.

(mm)       Environmental Laws.  Neither the Company nor any Subsidiary is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous chemicals, toxic substances or radioactive and biological materials or relating to the protection or restoration of the environment or human exposure to hazardous chemicals, toxic substances or radioactive and biological materials (collectively, “Environmental Laws”) except for any such violation which could not reasonably be expected to have a Material Adverse Effect.  To the knowledge of the Company, neither the Company nor the Subsidiaries own or operate any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(nn)        ERISA Compliance.  The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) subject to Title IV of ERISA for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and, to the Company’s knowledge, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(oo)         No Unlawful Payments.  No payments or inducements have been made or given, directly or indirectly, to any federal or local official or candidate for, any federal or state office in the United States or foreign offices by the Company or any Subsidiary, or, to the knowledge of the Company, by any of their officers, directors, employees or agents, by any other person in connection with any opportunity, contract, permit, certificate, consent, order, approval, waiver or other authorization relating to the business of the Company or any Subsidiary, except for such payments or inducements as were lawful under applicable laws, rules and regulations.  Neither the Company nor any of the Subsidiaries, any director, executive officer, nor, to the Company’s knowledge, any officer, agent, employee or other person associated with or acting on behalf of the Company or any of the Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(pp)        Compliance with Money Laundering Laws.  The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions where the Company does business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company threatened.

(qq)        Compliance with OFAC.  None of the Company, any of the Subsidiaries, any director, executive officer, or, to the Company’s knowledge, any officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of Treasury (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Offered Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(rr)            Taxes.  The Company and the Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith and for which an adequate reserve for accrual has been established in accordance with U.S. generally accepted accounting principles.  All tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments.  There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Offered Securities.

(ss)          Partnerships and Joint Ventures.  Other than the Subsidiaries and Symplmed Pharmaceuticals, LLC, in which the Company has 10% interest, the Company does not own, directly or indirectly, any shares of capital stock and does not have any other equity or ownership or proprietary interest in any corporation, partnership, association, trust, limited liability company, joint venture or other entity.

(tt)            Officer Certificates.  Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Offered Securities contemplated hereby shall be deemed a representation and warranty by the Company to each Underwriter and shall be deemed to be a part of this Section 2 and incorporated herein by this reference.

3.            Purchase, Sale and Delivery of Offered Securities.  On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $3.4028 per share, the respective number of shares of Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto.

The Company will deliver the Firm Securities to or as instructed by the Representative for the accounts of the several Underwriters in a form reasonably acceptable to the Representative against payment of the purchase price by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representative drawn to the order of the Company at the office of Cooley LLP, 3175 Hanover Street, Palo Alto, California 94304 at 10:00 A.M., New York time, on August 23, 2013, or at such other time not later than seven full business days thereafter as the Representative and the Company determine, such time being herein referred to as the “First Closing Date”.  For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering.  The Firm Securities so to be delivered or evidence of their issuance will be made available for checking at the above office of Cooley LLP at least 24 hours prior to the First Closing Date.

In addition, upon written notice from the Representative given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities.  The Company agrees to sell to the Underwriters the number of shares of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities.  Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter’s name bears to the total number of shares of Firm Securities (subject to adjustment by the Representative to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities.  No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered.  The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representative to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representative but shall be not later than five full business days after written notice of election to purchase Optional Securities is given.  The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representative for the accounts of the several Underwriters in a form reasonably acceptable to the Representative against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representative drawn to the order of the Company, at the above office of Cooley LLP.  The Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the above office of Cooley LLP at a reasonable time in advance of such Optional Closing Date.

4.            Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5.            Certain Agreements of the Company.  The Company agrees with the several Underwriters that:

   (a)            Filing of Prospectuses.  The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Representative, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement.  The Company has complied and will comply with Rule 433.

   (b)            Filing of Amendments; Response to Commission Requests.  The Company will promptly advise the Representative of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus at any time and will offer the Representative a reasonable opportunity to comment on any such amendment or supplement; and the Company will also advise the Representative promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose.  The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

   (c)            Continued Compliance with Securities Laws.  If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representative of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representative, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.  Neither the Representative’s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

   (d)            Rule 158.  As soon as practicable, but not later than 15 months, after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 consecutive months (which need not be audited) beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158.

   (e)            Furnishing of Prospectuses.  The Company will furnish to the Representative copies of the Registration Statement, including all exhibits, any Statutory Prospectus, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative reasonably requests.  The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

   (f)              Furnishing of Interim Financial Statements.  Prior to each Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in, or incorporated by reference into, the Registration Statement and the Final Prospectus.

   (g)            Blue Sky Qualifications.  The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representative designates and will continue such qualifications in effect so long as required for the distribution; provided, that , in connection therewith, the Company will not be required to file a general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it would not otherwise be required to so qualify, or subject itself to taxation for doing business in any jurisdiction in which it is not otherwise so subject.

   (h)            Reporting Requirements.  The Company will file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Final Prospectus and prior to the termination of the offering of the Offered Securities by the Underwriters.  During the period of three (3) years hereafter, the Company will furnish to the Representative and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representative (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request; provided, that, if the Representatives shall request nonpublic confidential information after the Closing Date, the Company shall only be required to provide the Representatives with such information if the Representatives shall enter into a customary confidentiality agreement with the Company with respect thereto.  However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.

   (i)              Payment of Expenses.  The Company will pay all expenses incident to the performance of its obligations under this Agreement, including but not limited to any filing fees and other expenses (including fees, disbursements and other charges of counsel to the Underwriters) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representative designates and the preparation and printing of memoranda relating, costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged with the written consent of the Company in connection with such presentations, any travel expenses of the Company’s officers and employees and any such consultants and any other expenses of the Company, fees and expenses incident to listing the Offered Securities on The NASDAQ Global Market and other national and foreign exchanges, fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.  In addition, the Company shall reimburse the several Underwriters for the fees, disbursements and other charges of counsel to the Underwriters.  Notwithstanding the foregoing sentence, in no event shall the Company be obligated to reimburse the Underwriters pursuant to this paragraph in an amount in excess of $100,000 for any third party legal costs, and $50,000 for any reasonably documented non-legal out-of-pocket expenses.

   (j)              Use of Proceeds.  The Company will use the net proceeds received by the Company in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and, except as disclosed in the General Disclosure Package, the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.  The Company will not invest, or otherwise use the proceeds received by the Company from its sale of the Offered Securities in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the Investment Company Act.

   (k)             Absence of Manipulation.  The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company.

   (l)              Transfer Agent and Registrar.  The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Securities.

   (m)            Restriction on Sale of Securities by the Company.  For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable or exercisable for any of its Securities (“Lock-Up Securities”):  (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representatives, except (A) grants of awards to purchase Lock-Up Securities, or issuing Lock-Up Securities, pursuant to employee benefit plans in effect on the date hereof and described in the General Disclosure Package and the Final Prospectus or (B) issuances of Lock-Up Securities pursuant to the exercise, conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement; provided further, that this provision will not restrict the Company from issuing shares of Lock-Up Securities, which in the aggregate shall not exceed 5% of the outstanding shares of the Securities as of the date of this Agreement, as consideration in connection with collaborations, acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that (x) any such issuance shall only be to a person or entity (or to the equityholders of such entity) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company or any of the Subsidiaries and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities and (y) the recipient of any such Lock-Up Securities shall agree in writing to be bound by the terms of this Section 5(m).  The initial Lock-Up Period will commence on the date hereof and continue for 90 days after the date hereof or such earlier date that the Representative consents to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the materials news or material event, as applicable, unless the Representative waives, in writing, such extension; ; provided, further, that such extension shall not apply if (A) the Company's securities are "actively traded securities" (as defined in Regulation M of the Exchange Act, (B) the Company meets the applicable requirements of paragraph (a)(1) of Rule 139 under the Securities Act of 1933, as amended, in the manner contemplated by NASD Conduct Rule 2711(f)(4), and (C) the provisions of NASD Conduct Rule 2711(f)(4) are not applicable to any research reports relating to the Company published or distributed by any of the Underwriters during the 15 days before or after the last day of the Lockup Period (before giving effect to such extension).  The Company will provide the Representative with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.

   (n)            Lock-Up Agreements.  The Company has caused each officer and director of the Company to furnish to you, on or prior to the date of this Agreement, a letter or letters, in form and substance satisfactory to the Representative, pursuant to which each such person shall agree not to offer, sell, sell short or otherwise dispose of any shares of the Securities of the Company or other capital stock of the Company, or any other securities convertible, exchangeable or exercisable for the Securities or derivative of the Securities owned by such person or request the registration for the offer or sale of any of the foregoing (or as to which such person has the right to direct the disposition of) for a period of 90 days after the date of this Agreement, directly or indirectly, except with the prior written consent of the Representative (the “Lock-Up Agreements”).

6.            Free Writing Prospectuses.  The Company represents and agrees that, unless it obtains the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

7.            Conditions of the Obligations of the Underwriters.  The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

   (a)            Accountants’ Comfort Letter.  The Representative shall have received letters, dated, respectively, the date hereof and each Closing Date, of Ernst & Young LLP in form and substance reasonably satisfactory to the Underwriters containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Final Prospectus and confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws.

   (b)            Filing of Prospectus.  The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof.  No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

   (c)            No Material Adverse Change.  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Representative, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representative, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market or the NYSE MKT or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

   (d)            Opinion and 10b-5 Statement of Counsel for Company.  The Representative shall have received an opinion and 10b-5 statement, dated such Closing Date, of Cooley LLP, counsel for the Company, in form and substance reasonably satisfactory to the Representative.

   (e)            Opinion and 10b-5 Statement of Counsel for Underwriters.  The Representative shall have received from Goodwin Procter LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representative may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

   (f)             Officer’s Certificate.  The Representative shall have received a certificate, dated such Closing Date, of (i) the Chief Executive Officer and the Chief Financial Officer of the Company in which such officers shall state that:  the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate and (ii) of the Chief Financial Officer stating the conclusions and findings of such individual, in his capacity as Chief Financial Officer of the Company, with respect to certain financial information and such other matters as reasonably requested by the Representatives.

   (g)            Secretary’s Certificate.  The Representatives shall have received a certificate, dated such Closing Date, of the Secretary of the Company certifying as to (i) the Company’s charter, (ii) the Company’s by-laws, (iii) the resolutions of the Board (or committee thereof) authorizing the filing of the Registration Statement, the execution and delivery of this Agreement and all other matters related thereto and (iv) the execution and delivery of this Agreement.

   (h)            Lock-Up Agreements.  On or prior to the date hereof, the Representative shall have received Lock-Up Agreements from each officer and director of the Company.
The Company will furnish the Representative with such conformed copies of such opinions, certificates, letters and documents as the Representative reasonably requests.  The Representative may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8.            Indemnification and Contribution.

   (a)            Indemnification of Underwriters.  The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

   (b)            Indemnification of Company.  Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter:  the concession figure appearing in the fifth paragraph under the caption “Underwriting.”

   (c)            Actions Against Parties; Notification.  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above.  In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

   (d)            Contribution.  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d).  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9.            Default of Underwriters.  If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the non-defaulting underwriters, if any, may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any non-defaulting Underwriter, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters, if any, shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date.  If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the non-defaulting Underwriters, if any and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination).  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person substituted for an Underwriter under this Section.  Nothing herein will relieve a defaulting Underwriter from liability for its default.

10.         Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities.  If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company and the Underwriters pursuant to Section 8 hereof shall remain in effect.  In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11.         Notices.  All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representative, at 599 Lexington Avenue, New York, New York 10022, Attention:  General Counsel, with a copy (which shall not constitute notice hereunder) to Goodwin Procter LLP, 620 Eighth Avenue, New York, New York 10018-1405, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 2910 Seventh Street, Berkeley, California 94710, Attention:  Chief Financial Officer, with a copy (which shall not constitute notice hereunder) to Cooley LLP, 3175 Hanover Street, Palo Alto, California 94304-1130, Fax No. (650) 849-7400, Attention:  Jim Fulton; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12.         Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13.         Representation of Underwriters.  The Representative will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

14.         Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15.         Absence of Fiduciary Relationship.  The Company acknowledges and agrees that:

   (a)            No Other Relationship.  The Representative has been retained solely to act as an underwriter in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company and the Representative has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representative advised or is advising the Company on other matters;

   (b)            Arms’ Length Negotiations.  The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representative, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

   (c)            Absence of Obligation to Disclose.  The Company has been advised that the Representative and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representative has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

   (d)            Waiver.  The Company waives, to the fullest extent permitted by law, any claims it may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representative shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

16.        Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

17.         Integration.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes and replaces all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

[Remainder of page intentionally left blank]

If the foregoing is in accordance with the Representative’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

XOMA CORPORATION

By:	/s/ Fred Kurland
Name:	Fred Kurland
Title:	Vice President, Finance and Chief Financial Officer

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

COWEN AND COMPANY, LLC

By:	/s/ Grant Miller
Name:	Grant Miller
Title:	Head of Equity Capital Markets

Acting on behalf of itself and as the
 Representative of the several Underwriters.

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriter	Number of Firm Securities
Cowen and Company, LLC	5,697,514
Canaccord Genuity Inc.	1,139,503
Roth Capital Partners, LLC	759,668
Total	7,596,685

SCHEDULE B

1.                    General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

None.

2.                   Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

1.            The price to the public of the Offered Securities:  $3.62

2.            Number of the Offered Securities: 7,596,685 shares

3.            Underwriting Discounts and Commissions:  6.0%

4.            Estimated Net Proceeds to the Company (after underwriting discounts and commissions, but before transaction expenses):  $25,850,000

SCHEDULE C

LIST OF SUBSIDIARIES

Name	Jurisdiction
XOMA Ireland Limited	Ireland
XOMA Technology LTD.	Bermuda
XOMA (US) LLC	Delaware
XOMA Commercial LLC	Delaware
XOMA CDRA LLC	Delaware